July 22, 2016

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We  have  been  furnished  with  a  copy  of  the  response  to  Item  4.01  of  Form  8-K  for  the  event  that

occurred on July 20, 2016, to be filed by our former client, The Castle Group, Inc.   We agree with

the statements made in response to that Item insofar as they relate to our Firm.

Very Truly Yours,

Gateway 5 • 178 S Rio Grande Street, Suite 200 • Salt Lake City, Utah 84101 • (801) 269-1818 • Fax (801) 266-3481